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                                                                    EXHIBIT 24.6

                                BDO SEIDMAN, LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                      1900 AVENUE OF THE STARS, 11TH FLOOR
                          LOS ANGELES, CA  90067-4301
                                 (310) 557-0300



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



Medical Device Technologies, Inc.
San Diego, California


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 29, 1996, except for Note 5 which is as of April 9, 1996, Note 7 which is as of May 17, 1996, and Note 16 which is as of May 17, 1996 and June 17, 1996, relating to the consolidated financial statements of Medical Device Technologies, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                       /s/ BDO Seidman, LLP
                                       --------------------
                                       BDO Seidman, LLP

Los Angeles, California
June 21, 1996